Exhibit 99.1

Introductory Statement

This Amendment No. 1 (this “Amendment”) amends the Schedule 13D originally filed by the Reporting Persons with the Securities and Exchange Commission (the “SEC”) on November 19, 2024 (the “Schedule 13D”), with respect to the Common Stock, $0.001 par value (the “Shares”), of LiqTech International, Inc., a Nevada corporation (the "Issuer"). Except as otherwise provided herein, each item of the Schedule 13D remains unchanged. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Schedule 13D.